UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 26, 2024

(Date of earliest event reported)

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IPI	New York Stock Exchange

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, (i) on April 16, 2024, Matthew Preston was appointed as acting principal executive officer of Intrepid Potash, Inc. (the “Company”) and (ii) on September 30, 2024, Robert Jornayvaz III resigned from all positions with the Company and its subsidiaries and affiliates, including as Chief Executive Officer of the Company and as a member of its Board of Directors (the “Board”).

On November 26, 2024, the Board appointed Kevin S. Crutchfield as (i) Chief Executive Officer of the Company, replacing Mr. Preston as the Company’s principal executive officer, and (ii) a member of the Board as a Class III director, in each case effective December 2, 2024 (the “Effective Date”).

Mr. Crutchfield, age 63, has over three decades of global mining experience and over twenty years of leadership, operating and technical experience in public company and board of director roles. Crutchfield recently served as President and CEO of Compass Minerals (NYSE: CMP), where he acquired relevant experience in minerals mining, brine operations, and specialty fertilizer products and markets. Before that, he served as CEO of Alpha Natural Resources (ANR), and later Contura Energy (since renamed Alpha Metallurgical Resources - NYSE: AMR), where he led growth initiatives and strategic acquisitions that resulted in the company becoming one of the largest coal mining enterprises in the United States. Mr. Crutchfield also worked for Pittston Coal Company in various operating and executive management positions along with Denver based Cyprus Amax Minerals Company and the El Paso Corporation. He holds a B.S. in Mining and Minerals Engineering from Virginia Polytechnic Institute and State University and completed the Executive Program at the University of Virginia Darden School of Business.

In connection with his appointment as Chief Executive Officer, the Company entered into an executive employment agreement with Mr. Crutchfield with an initial three-year term, subject to extension as set forth in the agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Crutchfield’s initial annual base salary will be $600,000 per year (the “Base Salary”), subject to annual review by the Board. Mr. Crutchfield will also be entitled to participate in the Company’s annual bonus plan for executive officers beginning in fiscal year 2025, with an initial target bonus opportunity of at least 100% of his annual base salary (the “Target Bonus”). Mr. Crutchfield will receive a one-time cash sign-on bonus equal to the target bonus prorated from the effective date of his employment to the end of the 2024 calendar year. He will also receive an equity grant consisting of restricted stock, or restricted and/or performance stock units, having an intended grant date fair value of $3,500,000 (the “Sign-On Equity Award”), to be granted no later than thirty (30) days following the Effective Date of his Employment Agreement. Fifty percent (50%) of the granted value of the Sign-On Equity Award will be subject to time-based vesting in ratable annual increments over the three-year period commencing as of the Effective Date (the “Time Award”), and the remaining fifty percent (50%) of the granted value of the Sign-On Equity Award shall be subject to performance-based vesting (the “Performance Award”) based on the achievement of specified Relative Total Shareholder Return for fiscal years 2025-2027 and the achievement of specified Absolute Shareholder Return for fiscal years 2025-2028. He is also entitled to, among other things, use of corporate housing and a car, an expense stipend, and participation in the Company’s other benefit programs generally available to senior executives of the Company.

If Mr. Crutchfield is terminated for any reason other than for “cause” (as defined in the Employment Agreement) or terminates his employment for “good reason” (as defined in the Employment Agreement), he will be entitled to (i) earned and accrued base salary, accrued unused vacation, and other benefits (the “Accrued Benefits”), and (ii) separation benefits equal to (a) an amount equal to the Applicable Multiple (as defined in the Employment Agreement) of the sum of (x) Base Salary (at the highest rate in effect during the 12 month period preceding the Termination Date) plus (y) Target Bonus, (b) acceleration of the Sign-On Equity Award based on year(s) of employment prior to termination, and (c) COBRA health benefits for 18 months following employment termination (the “Separation Benefits”).

If Mr. Crutchfield is terminated for any reason other than for cause, or terminates his employment during the agreement term for “good reason”, three months prior to or twenty-four months following a “change of control” (as defined in the Employment Agreement), Mr. Crutchfield will be entitled to, subject to execution of a release, (i) the Accrued Benefits, and (ii) in lieu of the Separation Benefits (a) an amount equal to 225% of the sum of (x) Base Salary (at the highest rate in effect during the 12 month period preceding the Termination Date) plus (y) Target Bonus, (b) a pro-rata share of the Target Bonus for fiscal year of the termination, (c) accelerated vesting of any outstanding time vested equity awards and vesting of any outstanding performance based equity awards in accordance with the terms of the applicable award agreement, and (d) COBRA health benefits for 18 months following employment termination.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to and is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

There are no understandings or arrangements with any person pursuant to which Mr. Crutchfield was selected as Chief Executive Officer or a director, and he is not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. The Board considered the independence of Mr. Crutchfield under New York Stock Exchange (“NYSE”) listing standards and concluded that Mr. Crutchfield is not an independent director under the applicable NYSE standards due to his service as an employee of the Company. Mr. Crutchfield will not initially serve on any committee of the Board.

Item 7.01.	Regulation FD Disclosure.

On December 2, 2024, the Company issued a press release announcing the appointment of Mr. Crutchfield. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in that filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, effective December 2, 2024, between Intrepid Potash, Inc. and Kevin S. Crutchfield.

99.1	Press Release of Intrepid Potash, Inc. dated December 2, 2024.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: December 2, 2024	By:	/s/ Christina C. Sheehan
Christina C. Sheehan
General Counsel and Secretary